UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2026

REPLIGEN CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street
Waltham, Massachusetts		02453
(Address of Principal Executive Offices)		(Zip Code)
(781) 250-0111
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2026, Karen A. Dawes notified Repligen Corporation (“Repligen”) that she will be retiring from the Repligen Board of Directors (the “Board”) after over twenty years of distinguished service to Repligen, effective as of September 30, 2026.
Ms. Dawes commented, “It has been a privilege and an honor to serve on Repligen's Board and to contribute to the Company's transformation over the years. With a successful CEO transition complete, I believe now is the right time for my retirement. I am proud of what we have accomplished together and leave knowing Repligen is supported by an outstanding leadership team and Board. I am confident the Company is well-positioned for continued success and its next phase of growth.”
Ms. Dawes’s decision to retire from the Board is not the result of any disagreement with Repligen with respect to Repligen’s operations, policies or procedures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date:	September 15, 2026	By:	/s/ Olivier Loeillot
Olivier Loeillot
President and Chief Executive Officer